___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2013

FUELSTREAM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-14477	87-0561426
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

510 Shotgun Road, Suite 110 Fort Lauderdale, Florida		33326
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 423-5345

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02 Termination of a Material Definitive Agreement

On August 6, 2013, Fuelstream, Inc. (the “Company”) issued 864,700 shares of its common stock and redeemed for cash that certain convertible debenture issued on February 1, 2013 to Peak One Opportunity Fund, L.P. (“Peak One”) in the original principal amount of $100,000. As a result of such redemption, Peak One no longer holds any debt securities of the Company.

Item 3.02 Unregistered Sales of Equity Securities

On August 8, 2013, the Company issued 864,799 shares of unregistered common stock to Peak One as described above. No solicitation was made and no underwriting discounts were given or paid in connection with this transact ion. The Company believes that the issuance of the shares to Peak One was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

On August 5, 2013, the Company issued 1,800,000 shares of unregistered common stock (the “Shares”) to an accredited investor in exchange for cash. No solicitation was made and no underwriting discounts were given or paid in connection with this transact ion. The Company believes that the issuance of Shares was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuelstream, Inc.

Date: August 12, 2013	By: /s/ Robert Catala
Robert Catala
Chief Executive Officer